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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 17, 2005

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 3.02 Unregistered Sales of Equity Securities

On October 17, 2005, the Registrant completed a private placement for 1,200,000 shares of common stock, with a warrant for the purchase of an additional share of common stock attached to each share.  The warrants may be exercised at any time during a three year period commencing October 17, 2005 (the "Commencement Date").  The combination of the share of common stock and the warrant was referred to as a "Unit" in the Subscription Agreement.  All purchasers were accredited investors.  The purchase price for each Unit was $0.25; the Registrant received $300,000.  The initial exercise price for each warrant is $0.30 per share, with the exercise price increasing to $0.35 and $0.40 on each of the respective subsequent anniversary dates.  The Registrant did not pay any discounts or commissions to any third party.  The Registrant believes that the issuance of these shares of common stock was exempt from registration in accordance with the provisions of Regulation D, Rule 506 as promulgated pursuant to the Securities Act of 1933.  These shares also were issued in accordance with the provisions of the Model Accredited Investor Exemption from registration of the laws of the states of Alaska, Washington, Maryland and Connecticut.

Item 7.01 Regulation FD Disclosure

The Registrant issued a press release dated October 21, 2005 announcing the completion of the offering described in Item 3.02 of this Report.  Attached as Exhibit 7.01(1) is a copy of that press release.

Item 9.01  Financial Statements and Exhibits.

c) Exhibits:

99

Press release dated October 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTLE SQUAW GOLD MINING COMPANY

                         (Registrant)

Date:

October 21, 2005

/s/ Richard R. Walters

Richard R. Walters, President